For Immediate Release

Supertel Hospitality, Inc. Announces Results of Rights Offering

NORFOLK, NE, June 10, 2014 – Supertel Hospitality, Inc. (NASDAQ: SPPR), a real estate investment trust (REIT), today announced the results of its previously announced offering of subscription rights to purchase shares of its common stock, par value $0.01 per share.  Pursuant to the rights offering, subscription rights to purchase approximately 1.77 million shares of common stock were exercised, resulting in gross proceeds to Supertel of approximately $2.8 million.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.  A registration statement relating to the rights was filed with the Securities and Exchange Commission and was declared effective on May 19, 2014.  The rights offering was made only by means of a prospectus forming part of the registration statement.

About Supertel Hospitality, Inc.

Supertel Hospitality, Inc. (NASDAQ: SPPR) is a self-administered real estate investment trust that specializes in the ownership of select-service hotels. The Company owns 65 hotels comprising 5,735 rooms in 20 states.  Supertel’s hotels are franchised by a number of the industry’s most well-regarded brand families, including Hilton, Choice and Wyndham.  For more information or to make a hotel reservation, visit www.supertelinc.com.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

Contact:
Krista Arkfeld
Director of Corporate Communications
karkfeld@supertelinc.com